UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – May 8, 2012

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-6508	13-3458955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code) (315) 331-7742

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.02 Results of Operations and Financial Condition

On May 8, 2012, IEC Electronics Corp. (the “Company”) issued a press release announcing its financial results for the second fiscal quarter ended March 30, 2012. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release attached as Exhibit 99.1 references EBITDA and EBITDA per Share, which are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, Net Income and Diluted Earnings per Share, respectively, is provided in the attachment to the release, included in Exhibit 99.1.

These non-GAAP financial measures should not be considered in isolation; they are in addition to, and are not a substitute for, financial measures under GAAP, or as a measure of the Company’s profitability or liquidity. EBITDA and EBITDA per share may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA per share presents EBITDA on a diluted per share basis. EBITDA does not take into account working capital requirements, capital expenditures, debt service requirements and other commitments, and accordingly, EBITDA is not necessarily indicative of amounts that may be available for discretionary use. Although per share EBITDA does not directly depict the amount that accrues to stockholder benefit, the Company views EBITDA as a useful measure of operating performance given the Company’s strong operating margins and large net operating loss carryforward (NOL). Additionally, the Company presents EBITDA as a supplemental measure because: (i) it is a basis upon which the Company assesses its liquidity position and performance; (ii) the Company believes that investors will find the data useful in assessing its ability to service and/or incur indebtedness; and (iii) certain covenants in the Company’s credit facilities are tied to similar measures. The Company believes that EBITDA, when considered with both the Company’s GAAP results and the reconciliation to net income, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Neither the filing or furnishing of any exhibit to this report nor the inclusion in such exhibit of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at the Company’s Internet address is not part of this report.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)               Exhibits

Exhibit 99.1	Press Release issued by IEC Electronics Corp. dated May 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: May 8, 2012	By:	/s/ Vincent A. Leo
Vincent A. Leo
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release issued by IEC Electronics Corp. dated May 8, 2012